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Exhibit 11 - Computation of Per Share Earnings


                                          Three Months Ended   Six Months Ended
                                                June 30             June 30
                                          -------------------  ----------------
                                              1996     1995       1996    1995
                                            ------    ------     ------  ------
Primary
  Average shares outstanding                 2,985     2,716      2,870   2,716
  Net effect of dilutive stock options --
    based on the treasury stock method
    using average market price                 531       581        572     554
                                            ------    ------     ------  ------

  Total                                      3,516     3,297      3,442   3,270
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------

  Net Income                                $  331    $  459     $  520  $  687
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------

  Per Share Amount                          $ 0.09    $ 0.14     $ 0.15  $ 0.21
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------

Fully diluted
  Average shares outstanding                 2,985     2,716      2,870   2,716
  Net effect of dilutive stock options --
    based on the treasury stock method
    using the period-end market price, if
    higher than average market price           534       620        582     610
                                            ------    ------     ------  ------

  Total                                      3,519     3,336      3,452   3,326
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------

  Net Income                                $  331    $  459     $  520  $  687
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------

  Per share amount                          $ 0.09    $ 0.14     $ 0.15  $ 0.21
                                            ------    ------     ------  ------
                                            ------    ------     ------  ------